77Q1(e)

1.  Management Agreement between American Century
Capital Portfolios, Inc. and American Century
Investment Management, dated August 1, 2009
(filed electronically as Exhibit (d) (2)
to Post-Effective Amendment No. 44 to the
Registrant’s Registration Statement on
July 27, 2009, File No. 033-64872 and
incorporated herein by reference).